Exhibit 99.1

Interlink Electronics Reports Fourth Quarter and Full Year 2016 Results

Net Income increased approximately 78% and 67% for the Fourth Quarter and Twelve Months ended December 31, 2016

March 2, 2017 9:00 AM EST

WESTLAKE VILLAGE, CA – (Business Wire) – Interlink Electronics, Inc. (NASDAQ: LINK), a global leader in human-machine interface (HMI) and sensor technologies, today announced its financial results for the three and twelve months ended December 31, 2016.

Consolidated Financial Highlights

(Amounts in thousands except per share data and percentages)

	Three months ended December 31,			Year ended December 31,
Consolidated Financial Results	2016	2015	% ∆	2016	2015	% ∆

Net revenue	$2,781	$2,770	0.4%	$11,886	$10,514	13.0%
Gross profit	$1,542	$1,539	0.2%	$7,006	$5,645	24.1%
Gross margin	55.4%	55.6%		58.9%	53.7%

Income from Operations	$378	$504	(25.0)%	$2,847	$1,682	69.3%

Net income	$924	$518	78.4%	$2,893	$1,731	67.1%
Earnings per share (basic and diluted)	$0.12	$0.07		$0.39	$0.23

EBITDA¹	$416	$535	(22.2)%	$3,001	$1,814	65.4%
EBITDA margin[2]	15.0%	19.3%		25.2%	17.3%

[1]	See attached schedules for reconciliation to GAAP numbers.
[2]	EBITDA margin is EBITDA divided by net revenue.

•

In the fourth quarter of 2016, net income totaled $924 thousand or $0.12 per basic and diluted share, compared to net income of $518 thousand or $0.07 per basic and diluted share in the same year-ago period. For the full year, net income was $2.9 million or $0.39 per basic and diluted share compared to net income of $1.7 million or $0.23 per basic and diluted share in the comparable period.

•	Revenue in the fourth quarter of 2016 was comparable to the same period in 2015. For the full year, revenue increased 13.0% to $11.9 million from $10.5 million in 2015.
•	Gross margin increased to 55.4% in the fourth quarter of 2016 from 44.4% in the same year-ago period. For the full year, gross margin improved to 58.9% from 53.7% in the comparable period.
•	The Company generated $3.0 million of EBITDA for the year ended December 31, 2016, compared with $1.8 million in 2015.
•	At December 31, 2016, the company had $6.0 million in cash and cash equivalents, and no debt.

“We are extremely pleased with our financial performance in 2016, which reflects solid growth in revenue, gross profit, net income and EBITDA,” stated Steven N. Bronson, CEO of Interlink Electronics, Inc. “Our margins continue to improve, and we have been able to leverage our cost structure, essentially keeping our expenses in line while supporting strong increases in revenue.”

Mr. Bronson continued, “We remain focused on cost management, earnings growth and strategic acquisitions, as well as significant commitments to drive organic growth by investing in a larger R&D footprint in order to expand our intellectual property portfolio. We are also escalating the geographic reach and technical capabilities of our sales organization to capture revenues from this innovation strategy.”

About Interlink Electronics, Inc.

Interlink Electronics is a world-leading trusted advisor and technology partner in the advancing world of human-machine interface and force-sensing technologies. Interlink Electronics has led the printed electronics industry in its commercialization of its patented Force-Sensing Resistor (FSR®) technology, which has enabled rugged and reliable human-machine interface (HMI) solutions. For over 30 years, Interlink Electronics' solutions have focused on handheld user input, menu navigation, cursor control, and other intuitive interface technologies for the world's top electronics manufacturers. Interlink Electronics has a proven track record of supplying human-machine interface solutions for mission-critical applications in a wide range of markets, including, but not limited to, consumer electronics, automotive, industrial, and medical devices. Interlink Electronics serves a world-class customer-base from its our corporate headquarters in Westlake Village, California (greater Los Angeles area), our global research and development center in Singapore, our printed-electronics manufacturing facility in Shenzhen, China and our global distribution and logistics center in Hong Kong. We also maintain technical and sales offices in Japan and at various locations in the United States. For more information, please see our website at www.interlinkelectronics.com.

Forward Looking Statements

This release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the Company’s views on future financial performance and innovation and its bolt-on acquisition strategy, and are generally identified by phrases such as “thinks,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including management’s own knowledge and assessment of the Company’s industry, R&D initiatives, competition and capital requirements. Other factors and uncertainties that could affect the Company’s forward-looking statements include, among other things, the following: our success in predicting new markets and the acceptance of our new products; efficient management of our infrastructure; the pace of technological developments and industry standards evolution and their effect on our target product and market choices; the effect of outsourcing technology development; changes in the ordering patterns of our customers; a decrease in the quality and/or reliability of our products; protection of our proprietary intellectual property; competition by alternative sophisticated as well as generic products; continued availability of raw materials for our products at competitive prices; disruptions in our manufacturing facilities; risks of international sales and operations including fluctuations in exchange rates; compliance with regulatory requirements applicable to our manufacturing operations; and customer concentrations. These and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recently filed Annual Report on Form 10-K, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Information

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents EBITDA and EBITDA margin, each of which is a non-GAAP measure. EBITDA is determined by taking net income and adding interest, income taxes, depreciation and amortization, and EBITDA margin is determined by dividing EBITDA by net revenue.  Interlink believes that these non-GAAP measure, viewed in addition to and not in lieu of net income and gross margin, provide useful information to investors by providing more focused measures of operating results. These metrics are an integral part of Interlink’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of EBITDA to net income, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Contact:

Interlink Electronics, Inc.

IR@iefsr.com

Steven N. Bronson, CEO

805-416-7004

APPENDIX

Consolidated Financial Information and Reconciliations:  Fourth Quarter and Full Year 2016

INTERLINK ELECTRONICS, INC.

Condensed Consolidated Balance Sheets

(unaudited)

	December 31,	December 31,
	2016	2015
	(in thousands, except par value)
ASSETS
Current assets
Cash and cash equivalents	$6,009	$4,430
Restricted Cash	5	5
Accounts receivable, net	1,726	1,599
Inventories	1,268	1,015
Prepaid expenses and other current assets	377	298
Total current assets	9,385	7,347
Property, plant and equipment, net	310	176
Intangibles, net	44	13
Deferred income taxes	675	-
Other assets	57	26
Total assets	$10,471	$7,562

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$324	$484
Accrued liabilities	334	304
Accrued income taxes	104	—
Deferred revenue, current	111	71
Total current liabilities	873	859
Deferred revenue, long term	—	40
Total liabilities	873	899
Commitments and contingencies

Stockholders' equity
Preferred stock, $0.01 par value: 1,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value: 30,000 shares authorized, 7,328 and 7,326 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively	7	7
Additional paid-in-capital	60,370	60,251
Accumulated other comprehensive (loss) income	(71)	6
Accumulated deficit	(50,708)	(53,601)
Total stockholders' equity	9,598	6,663
Total liabilities and stockholders' equity	$10,471	$7,562

INTERLINK ELECTRONICS, INC.

Condensed Consolidated Statements of Income

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
	(in thousands, except per share data)		(in thousands, except per share data)

Revenue, net	$2,781	$2,770	$11,886	$10,514
Cost of revenue	1,239	1,231	4,880	4,869
Gross profit	1,542	1,539	7,006	5,645
Operating expenses:
Engineering, research and development	125	204	623	841
Selling, general and administrative	1,039	831	3,536	3,122
Total operating expenses	1,164	1,035	4,159	3,963
Income from operations	378	504	2,847	1,682
Other income (expense):
Other income (expense), net	5	6	40	38
Income from continuing operations before income tax expense (benefit)	383	510	2,887	1,720
Income tax (expense) benefit	541	8	6	11
Net income	$924	$518	$2,893	$1,731

Earnings per share: basic and diluted	$0.12	$0.07	$0.39	$0.23

Weighted average common shares outstanding - basic	7,328	7,325	7,327	7,325
Weighted average common shares outstanding - diluted	7,411	7,331	7,407	7,380

INTERLINK ELECTRONICS, INC.

Reconciliation of Consolidated Net Income to Consolidated EBITDA

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
	(in thousands)		(in thousands)

Net income	$924	$518	$2,893	$1,731
Adjustments to arrive at earnings before interest, income taxes, depreciation and amortization (EBITDA):
Interest expense (income), net	—	—	(1)	(1)
Income tax expense (benefit)	(541)	(8)	(6)	(11)
Depreciation and amortization expense	33	25	115	95
EBITDA	$416	$535	$3,001	$1,814